Exhibit 10.12

WEATHERFORD INTERNATIONAL INCORPORATED

NON-EMPLOYEE DIRECTOR RETIREMENT PLAN

WEATHERFORD INTERNATIONAL INCORPORATED
NON-EMPLOYEE DIRECTOR RETIREMENT PLAN

TABLE OF CONTENTS

Section
ARTICLE I — DEFINITIONS

Accrued Benefit	1.1
Active Service	1.2
Affiliated Company	1.3
Beneficiary	1.4
Board of Directors	1.5
Code	1.6
Committee	1.7
Deferred Compensation Benefit	1.8
Non-Employee Director	1.9
Participant	1.10
Plan	1.11
Plan Year	1.12
Weatherford	1.13

ARTICLE II — ELIGIBILITY

ARTICLE III — DEFERRED COMPENSATION BENEFIT

Deferred Compensation Benefit	3.1
Payment of Deferred Compensation Benefit	3.2

ARTICLE IV — PROVISIONS RELATING TO ALL BENEFITS

Effect of this Article	4.1
Forfeiture For Cause	4.2
Forfeiture For Competition	4.3
Benefits Upon Reappointment to the Board of Directors	4.4

ARTICLE V — ADMINISTRATION

Committee Appointment	5.1
Committee Organization and Voting	5.2
Powers of the Committee	5.3
Committee Discretion	5.4
Reimbursement of Expenses	5.5

ARTICLE VI — AMENDMENT AND/OR TERMINATION

Amendment or Termination of the Plan	6.1
No Retroactive Effect on Awarded Benefits	6.2

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Effect of Termination	6.3

ARTICLE VII — PAYMENTS

Payments Under This Plan are the Obligation of the Company	7.1
Participants Must Rely Only on General Credit of the Company	7.2

ARTICLE VIII — MISCELLANEOUS

Responsibility for Distributions and Withholding of Taxes	8.1
Limitation of Rights	8.2
Distributions to Incompetents of Minors	8.3
Nonalienation of Benefits	8.4
Reliance Upon Information	8.5
Severability	8.6
Notice	8.7
Gender and Number	8.8
Governing Law	8.9
Effective Date	8.10

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WEATHERFORD INTERNATIONAL INCORPORATED
NON-EMPLOYEE DIRECTOR RETIREMENT PLAN

     WHEREAS, Weatherford International Incorporated (“Weatherford”) desires to establish the Weatherford International Incorporated Non-Employee Director Retirement Plan effective January 1, 1994, which provides a retirement benefit to each member of the Board of Directors of Weatherford who is also not an employee of Weatherford so as to retain loyalty and to offer a further incentive to them to maintain and increase their standard of performance;

     NOW, THEREFORE, Weatherford adopts the Weatherford International Incorporated Non-Employee Director Retirement Plan as follows:

ARTICLE I

DEFINITIONS

     1.1 Accrued Benefit. “Accrued Benefit” means as of any given time the Deferred Compensation Benefit which would be payable under the terms of this Plan if a Participant no longer was a member of the Board of Directors.

     1.2 Active Service. “Active Service” means service as a Non-Employee Director including service prior to the effective date of this Plan. Active Service also includes previous service by a Non-Employee Director as a non-employee director of the board of directors of an Affiliated Company or of a company acquired by or merged into Weatherford or an Affiliated Company.

     1.3 Affiliated Company. “Affiliated Company” means a company which is a member of the same controlled group of corporations within the meaning of Section 414(b), (c), (m) or (o) of the Code with Weatherford.

     1.4 Beneficiary. “Beneficiary” means a person or entity designated by the Participant under the terms of this Plan to receive any amounts distributed under the Plan upon the death of the Participant. If no Beneficiary is named, all amounts due shall be paid to the Participant’s spouse, if living, and if not, to the Participant’s estate.

     1.5 Board of Directors. “Board of Directors” means the Board of Directors of Weatherford.

     1.6 Code. “Code” means the Internal Revenue Code of 1986, as amended from time to time.

     1.7 Committee. “Committee” means the persons who are from time to time serving as members of the committee administering this Plan.

     1.8 Deferred Compensation Benefit. “Deferred Compensation Benefit” means the benefit payable to a Participant under the terms of this Plan.

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     1.9 Non-Employee Director. “Non-Employee Director” means a member of the Board of Directors who is not an employee of Weatherford or an Affiliated Company.

     1.10 Participant. “Participant” means a Non-Employee Director who is eligible for and is participating in the Plan.

     1.11 Plan. “Plan” means the Weatherford International Incorporated Non-Employee Director Retirement Plan set forth in this document, as amended from time to time.

     1.12 Plan Year. “Plan Year” means the calendar year.

     1.13 Weatherford. “Weatherford” means Weatherford International Incorporated, the sponsor of this Plan.

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ARTICLE II

ELIGIBILITY

     Each Non-Employee Director who has completed five years or more of Active Service as a Non-Employee Director will become a Participant in this Plan.

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ARTICLE III

DEFERRED COMPENSATION BENEFIT

     3.1 Deferred Compensation Benefit. The annual Deferred Compensation Benefit payable to a Participant under the terms of this Plan shall equal 50% of the annual cash retainer fee paid to the Participant by Weatherford during the Plan Year in which the Participant ceases to be a member of the Board of Directors. The annual Deferred Compensation Benefit shall increase 10% each year, not to exceed 100%, for each 12-month period of Active Service that the Participant is a Non-Employee Director. The Deferred Compensation Benefit shall be paid to the Participant for the lesser of the number of months of Active Service the Participant has as a Non-Employee Director or 120 months.

     3.2 Payment of Deferred Compensation Benefit. The Deferred Compensation Benefit shall be payable to the Participant by Weatherford in monthly installments computed to the nearest whole cent. The monthly benefit will begin on the first day of the month coincident with or next following the date that the Participant is no longer a member of the Board of Directors and will stop after the lesser of the number of months the Participant served as a Non-Employee Director or 120 months. If the Participant dies while a member of the Board of Directors or after the Participant is no longer a member of the Board of Directors but prior to the receipt of the number of monthly payments to which the Participant would have been entitled under the terms of this Plan, the payments or remaining payments to which the Participant would have been entitled under the terms of this Plan shall be made to the Participant’s Beneficiary.

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ARTICLE IV

PROVISIONS RELATING TO ALL BENEFITS

     4.1 Effect of This Article. The provisions of this Article shall control over all other provisions of this Plan.

     4.2 Forfeiture For Cause. If the Committee finds, after full consideration of the facts presented on behalf of both Weatherford and a former Participant, that the Participant was removed by the Board of Directors for fraud, embezzlement, theft, commission of a felony, proven dishonesty or for disclosing trade secrets of Weatherford, the Accrued Benefit otherwise due to the Participant and/or his Beneficiary shall be forfeited. The decision of the Committee as to the cause of a former Participant’s discharge and the damage done to Weatherford shall be final. No decision of the Committee shall affect the finality of the discharge of the Participant by the Board of Directors in any manner.

     4.3 Forfeiture for Competition. If at the time a distribution is being made or is to be made to a Participant or former Participant, the Committee finds, after full consideration of the facts presented on behalf of Weatherford and the Participant or former Participant, that the Participant or former Participant at any time within two years after the date the member ceased to be a member of the Board of Directors and without written consent of Weatherford, directly or indirectly owns, operates, manages, controls or participates in the ownership, management, operation or control of, or is employed by, or is paid as a consultant or other independent contractor by, a business which competes or at any time did compete with Weatherford or an Affiliated Company and if the Participant or former Participant continues to be so engaged 60 days after written notice has been given to him by the Committee, the Accrued Benefit otherwise due to the Participant or former Participant and/or his Beneficiary shall be forfeited.

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     4.4 Benefits Upon Reappointment to the Board of Directors. If a former Participant who is receiving benefit payments under this Plan is reappointed to the Board of Directors, the payment of the benefit shall continue during this period. The former Participant’s benefit shall not be changed as a result of his reappointment and the reappointed member shall not be entitled to participate in the Plan.

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ARTICLE V

ADMINISTRATION

     5.1 Committee Appointment. The Committee shall be appointed by the Board of Directors. Each Committee member shall serve until his resignation or removal. The Board of Directors shall have the sole discretion to remove any one or more Committee members and appoint one or more replacement or additional Committee members from time to time.

     5.2 Committee Organization and Voting. The Committee will select from among its members a chairman who will preside at all of its meetings and will elect a secretary without regard to whether that person is a member of the Committee. The secretary will keep all records, documents and data pertaining to the Committee’s supervision and administration of this Plan. A majority of the members of the Committee shall constitute a quorum for the transaction of business and the vote of a majority of the members present at any meeting will decide any question brought before the meeting. In addition, the Committee may decide any question by vote, taken without a meeting, of a majority of its members. A member of the Committee who is also a Participant will not vote or act on any matter relating solely to himself.

     5.3 Powers of the Committee. The Committee shall have the exclusive responsibility for the general administration of this Plan according to the terms and provisions of this Plan and shall have all powers necessary to accomplish those purposes, including but not by way of limitation the right, power and authority:

     (a) to make rules and regulations for the administration of this Plan;

     (b) to construe all terms, provisions, conditions and limitations of this Plan;

     (c) to correct any defect, supply any omission or reconcile any inconsistency that may appear in this Plan in the manner and to the extent it deems expedient to carry this Plan into effect for the greatest benefit of all parties at interest;

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     (d) to determine all controversies relating to the administration of this Plan, including but not limited to:

     (1) differences of opinion arising between Weatherford and a Participant; and

     (2) any question it deems advisable to determine in order to promote the uniform administration of this Plan for the benefit of all parties at interest; and

     (e) to delegate by written notice those clerical and recordation duties of the Committee, as it deems necessary or advisable for the proper and efficient administration of this Plan.

     5.4 Committee Discretion. The Committee in exercising any power or authority granted under this Plan or in making any determination under this Plan shall perform or refrain from performing those acts using its sole discretion and judgment. Any decision made by the Committee, or any refraining to act, or any act taken by the Committee in good faith shall be final and binding on all parties. The Committee’s decision shall never be subject to de novo review.

     5.5 Reimbursement of Expenses. The Committee shall serve without compensation for their services but shall be reimbursed by Weatherford for all expenses properly and actually incurred in the performance of their duties under this Plan.

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ARTICLE VI

AMENDMENT AND/OR TERMINATION

     6.1 Amendment or Termination of the Plan. The Board of Directors may amend or terminate this Plan at any time by resolution or consent.

     6.2 No Retroactive Effect on Awarded Benefits. No amendment shall affect the rights of any Participant to the Accrued Benefit without the Participant’s consent. However, the Board of Directors shall retain the right at any time to change in any manner or to discontinue all Deferred Compensation Benefits provided by this Plan, but only as to accruals after the date of the amendment.

     6.3 Effect of Termination. If this Plan is terminated, no further Deferred Compensation Benefits shall accrue. The Deferred Compensation Benefit accrued to the date of termination shall be payable under the conditions, at the time and in the form then provided in this Plan.

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ARTICLE VII

PAYMENTS

     7.1 Payments Under This Plan are the Obligation of Weatherford. Weatherford shall pay the benefits due the Participants under this Plan.

     7.2 Participants Must Rely Only on General Credit of Weatherford. It is specifically recognized by both Weatherford and the Participants that this Plan is only a general corporate commitment and that each Participant must rely upon the general credit of Weatherford for the fulfillment of its obligations under this Plan. Under all circumstances the rights of Participants to any asset held by Weatherford shall be no greater than the rights expressed in this Plan. Nothing contained in this Plan shall constitute a guarantee by Weatherford that the assets of Weatherford shall be sufficient to pay any benefits under this Plan or would place the Participant in a secured position ahead of general creditors of Weatherford. No specific asset of Weatherford has been or will be set aside, or will in any way be transferred to a trust or will be pledged in any way for the performance of Weatherford’s obligations under this Plan which would remove the asset from being subject to the general creditors of Weatherford.

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ARTICLE VIII

MISCELLANEOUS

     8.1 Responsibility for Distributions and Withholding of Taxes. The Committee will furnish information to Weatherford concerning the amount of distribution to any Participant entitled to a distribution so that Weatherford may make the distribution required. Each Participant shall be responsible for all taxes owed on distributions, and Weatherford will not withhold any taxes from same.

     8.2 Limitation of Rights. Nothing in this Plan shall be construed:

     (a) to give a Participant any right with respect to any benefit except in accordance with the terms of this Plan;

     (b) to limit in any way the right of the Board of Directors to remove a Participant from the Board of Directors at any time;

     (c) to evidence any agreement or understanding, expressed or implied, that the Board of Directors will retain the Participant as a member of the Board of Directors; or

     (d) to give a Participant or any other person claiming through him any interest or right under this Plan other than that of any unsecured general creditor of Weatherford.

     8.3 Distributions to Incompetents or Minors. Should a Participant become incompetent or should a Beneficiary be a minor or incompetent, the Committee is authorized to pay the funds due to the parent of the minor or to the guardian of the minor or incompetent or directly to the minor or to apply those funds for the benefit of the minor or incompetent in any manner the Committee determines in its sole discretion.

     8.4 Nonalienation of Benefits. No right or benefit provided in this Plan shall be transferable by the Participant. No right or benefit under this Plan shall be subject to anticipation, alienation, sale, assignment, pledge, encumbrance or charge, and any attempt to anticipate, alienate, sell, assign, pledge, encumber or charge the same shall be void. No right or benefit under this Plan shall in any manner be liable for or subject to any debts, contracts, liabilities or torts of the person entitled to such

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benefits. If any Participant or any Beneficiary becomes bankrupt or attempts to anticipate, alienate, sell, assign, pledge, encumber or charge any right or benefit under this Plan, that right or benefit shall, in the discretion of the Committee, cease. In that event, the Committee may have the Company hold or apply the right or benefit or any part of it to the benefit of the Participant or Beneficiary, his or her spouse, children or other dependents or any of them in any manner and in any proportion the Committee believes to be proper in its sole and absolute discretion, but is not required to do so.

     8.5 Reliance Upon Information. The Committee shall not be liable for any decision or action taken in good faith in connection with the administration of this Plan. Without limiting the generality of the foregoing, any decision or action taken by the Committee when it relies upon information supplied it by any officer of Weatherford, its legal counsel, actuary, independent accountants or other advisors in connection with the administration of this Plan shall be deemed to have been taken in good faith.

     8.6 Severability. If any term, provision, covenant or condition of this Plan is held to be invalid, void or otherwise unenforceable, the rest of this Plan shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

     8.7 Notice. Any notice or filing required or permitted to be given to the Committee or a Participant shall be sufficient if in writing and hand delivered or sent by U.S. mail to the principal office of Weatherford or to the residential mailing address of the Participant. Notice shall be deemed to be given as of the date of hand delivery or if delivery is by mail, as of the date shown on the postmark.

     8.8 Gender and Number. If the context requires it, words of one gender when used in this Plan shall include the other genders, and words used in the singular or plural shall include the other.

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     8.9 Governing Law. The Plan shall be construed, administered and governed in all respects by the laws of the State of Texas.

     8.10 Effective Date. This Plan shall be operative and effective as of January 1, 1994.

     IN WITNESS WHEREOF, Weatherford has executed this document on this 18th day of March, 1994, as authorized by the Board of Directors of Weatherford on December 9, 1993.

WEATHERFORD INTERNATIONAL INCORPORATED
By	/s/ Philip Burguieres

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